Exhibit 10.1


January 19, 2006


Mr. Robert M. Russell, Jr. Chairman and Chief Executive Officer
ITA Holdings, Inc.
25 Forbes Boulevard
Suite 3
Foxboro, Massachusetts 02035

Dear Mr. Russell:

This letter agreement (the "Agreement") confirms and sets forth the terms and conditions of the engagement between Mesirow Financial Interim Management, LLC ("MFIM") and ITA Holdings, Inc. (the "Company"), including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below, this letter will constitute an agreement between the Company and MFIM.

     1.   Scope of Services

          a. Personnel. As requested by the Board of Directors of the Company (the "Board"), MFIM shall make available to the Company the following individuals:

               (i) Stephen B. Darr to serve as the President and Treasurer of the Company (the "President"). He will report directly to the Board and will be granted the right to attend meetings of the Board as an observer only. The duties of the President shall include the following:

                    1.   Manage  the  Company's   planned  sale  of  its  Wizcom
                         business to eLutions, or such other buyer for such business;

                    2. Assist in developing and implementing strategies, tactics and processes to wind up the business affairs of the Company, including the sale or disposition of all assets;

                    3. To the extent funds are available, distribute the funds to the Company's creditors and shareholders;

                    4. Cause final tax returns to be filed on behalf of the Company;

                    5.   Assist in the  communication  and/or  negotiation  with
                         creditors,    their   advisors,   and   other   outside
                         stakeholders;

                    6. Render such other assistance or administrative support as the Board of Directors or counsel may deem necessary as part of the restructuring or wind-down process that are consistent with the role of the president of the Company.

     The President may be supported by other employees of MFIM (collectively, the "Temporary Employees"). We will keep the Board informed as to the Temporary Employees assisting the President and the areas of responsibility being filled by such Temporary Employees.

     2.   No Assurance on Financial Data; Reliance; Limitation of Duties.

          Because of the time and scope implicit in this Agreement, the depth of our analyses and verification of the data is significantly limited. It is understood that neither the President, the Temporary Employees nor MFIM are being requested to perform an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body. The services to be rendered by the President and the Temporary Employees may, however, include the preparation of analyses, projections, other forward-looking statements and settlement proposals, and the Company understands that numerous factors can affect the actual results achieved, which may materially and adversely differ from any such analyses, projections, other forward-looking statements and settlement proposals. In addition, the President and the Temporary Employees will be relying on information provided by the Company, including the Company's other officers, directors, former employees, advisors, counsel, professionals, representatives and agents, in the preparation of those analyses, projections, other forward-looking statements and settlement proposals. The President and the Temporary Employees are entitled to rely on the accuracy and validity of the data disclosed to them or supplied to them by the Company's other officers, directors, former employees, advisors, counsel, professionals, representatives and agents. Neither the President nor the Temporary Employees will be under any obligation to update any data submitted to them or extend their activities beyond the scope set forth herein, unless they agree to do so upon your specific request. Further, due to the factors referenced in this paragraph, any periodic oral and/or written reports provided by the President or the Temporary Employees will not provide assurances concerning the integrity of the information used in our analyses and on which our findings and advice to you may be based.

     3.   Compensation

          a. MFIM shall be compensated by the Company for those services rendered by the President at a rate of $590 per hour or such other rate for the President as adjusted by MFIM in the ordinary course of its business (with at least 30 days notice to the Company) less an allowed discount of 30%.

               The Company shall compensate MFIM for services rendered by other Temporary Employees at those hourly rates currently in effect for such Temporary Employees, less an allowed discount of 30%. These hourly rates are adjusted from time to time in the ordinary course of MFIM's business provided that MFIM must first give Company 30 days notice of any rate change.

          b. In addition, MFIM will be reimbursed by the Company for the reasonable out-of-pocket expenses of the President and the Temporary Employees incurred in connection with this assignment, such as travel, lodging, photocopying, computer research, messenger and telephone charges as well as for the reasonable fees and expenses of its counsel incurred in connection with the preparation, negotiation and enforcement of this Agreement. All fees and expenses due to MFIM will be billed on a bi-weekly basis or, at MFIM's reasonable discretion, more frequently and such invoices shall be due upon receipt.

     4.   Term

          The Agreement will commence as of the date hereof and shall continue in effect until April 30, 2006, unless extended by mutual agreement. This Agreement may be terminated by either party without cause by giving five (5) days' written notice to the other party, and the termination will be effective on the 5th day after the date of the written notice (the "Termination Date"). In the event of such termination, any fees and expenses due to MFIM through and including the Termination Date shall be remitted promptly (including fees and expenses that accrued prior to but were invoiced subsequent to such termination).

     5.   No Third Party Beneficiary.

          The Company acknowledges that all advice (written or oral) given by the President , the Temporary Employees or MFIM to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without MFIM's prior approval (which shall not be unreasonably withheld), except as required by law.

     6.   Conflicts.

          MFIM performed an internal search for any potential conflicts of interest based upon the names of the parties the Company provided. MFIM has not found any conflict of interest with respect to any of these parties. MFIM cannot assure that, following our employment by you, an engagement will not be accepted by us for another party that may bear on this engagement. Should a potential conflict of interest come to our attention, the engagement team will advise you within a reasonable time.


     7.   Confidentiality.

          MFIM shall keep as confidential all non-public information ("Information") received from the Company or its outside counsel or other advisors in conjunction with this engagement, except (i) as requested by the Company or its legal counsel; (ii) if required by court order, subpoena or otherwise by law; provided, however, that in such case MFIM shall give Company ten (10) days notice prior to any such disclosure to allow Company the opportunity to intervene and protect its interests in the Information, or (iii) as reasonably required in the performance of this engagement and in furtherance of Company's interests. However, the President and Temporary Employees may make reasonable disclosures of Information to third parties in connection with the obligations and assignments hereunder. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision.

     8.   Indemnification.

          The Company shall indemnify and hold harmless the President, the Temporary Employees and MFIM as set forth in Exhibit A hereto, which is incorporated herein by reference as if fully restated herein.

          The Company has a director and officer liability insurance policy in the amount of $5,000,000.00and the Company shall cause the President to be covered by that insurance policy. If the Company is unable to add the President to its existing insurance policy or if its existing insurance policy is cancelled for any reason, it is agreed that MFIM will attempt to purchase a separate director and officer liability policy that will cover the President and that the cost of such a policy will be invoiced to the Company as an out-of-pocket expense and the Company hereby agrees to pay such cost. If MFIM is unable to purchase such coverage, then it shall have the right to terminate this Agreement immediately upon written notice to the Company. In the event that other Temporary Employees become officers of the Company, such individuals will be entitled to the same insurance benefits as the President hereunder.

          The provisions of this section 8 are in the nature of contractual obligations and no change in applicable law or the Company's charter, bylaws, operating agreement or other organizational documents or policies shall affect the President's or MFIM's rights hereunder and the provisions of this section 8 shall survive termination of this Agreement.

     9.   Limitation of Liability

          Subject to the indemnification provisions set forth in Exhibit A, MFIM shall not be liable to the Company for any actions, damages, claims, liabilities, costs, expenses or losses in any way arising out of or relating to the services performed under the Agreement for an aggregate amount in excess of the fees paid to MFIM for services rendered by MFIM under the Agreement. In no event shall MFIM be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs). The provisions of this Section 9 shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss, whether in contract, statute, tort or otherwise.

     10.  Miscellaneous

          (a) This Agreement shall (together with the attached indemnity provisions) be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (b) This Agreement incorporates the entire understanding of the parties with respect to the subject matter thereof.

          (c) This Agreement may not be amended or modified except in writing executed by each of the parties hereto.

          (d) If any provision of this Agreement shall be deemed invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excluded from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or as if such provision had not been originally incorporated herein, as applicable.

          (f) All notices required or permitted to be delivered under this Agreement shall be sent, if to MFIM, to the address set forth above to the attention of Stephen Darr, and to the Company, to the address set forth above, to the attention of Robert M. Russell, or to such other name or address as may be given in writing to the other party. All notices under the Agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given upon actual receipt.



If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms.

                                      Very truly yours,

                                      Mesirow Financial Interim Management, LLC



                                      By: /s/ Stephen B. Darr
                                          -------------------------------------
                                           Stephen B. Darr
                                           Senior Managing Director






-------------------------------------------------------
Agreed to and Accepted:

ITA Holdings, Inc.


By: /s/Robert M. Russell Jr.

Date:1/19/2006

-------------------------------------------------------

                            INDEMNIFICATION AGREEMENT


     This indemnity agreement (the "Indemnity Agreement"), is entered into as of January 18, 2006 by and between Mesirow Financial Interim Management, LLC ("MFIM") and ITA Holdings, Inc. (the "Company") in connection with that certain letter agreement (the "Engagement Letter") dated as of January 19, 2006 for services to be rendered to the Company by MFIM. The Engagement Letter and the Indemnification Agreement shall be collectively referred to as the "Agreement".

A. The Company agrees to indemnify and hold harmless MFIM, the President, the Temporary Employees (as such term is defined in the Engagement Letter) and MFIM's shareholders, affiliates, principals, members, managers, officers, directors, employees, subcontractors, attorneys, professionals, representatives and agents (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities, penalties, obligations and expenses, including, without limitation, the costs, fees and expenses for counsel or others (including employees of MFIM, based on their then current hourly billing rates) in investigating, preparing or defending any loss, damage, liability, expense, action or claim, whether or not in connection with litigation in which any Indemnified Party is a party, as and when incurred, caused by, relating to, based upon or arising out of (directly or indirectly) the Indemnified Parties' acceptance of or the performance or nonperformance of their obligations under the Agreement; provided, however, such indemnity shall not apply to any such loss, claim, damage, liability, action or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the President, the Temporary Employees or MFIM, except to extent of any final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct. The Company further agrees that they will not, without the prior consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which such Indemnified Party seeks indemnification hereunder (whether or not such Indemnified Party is an actual party to such claim, action, suit or proceedings) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liabilities arising out of such claim, action, suit or proceeding, unless otherwise agreed to by the Indemnified Parties.

B. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to the Indemnified Parties.

C. If any action, proceeding or investigation is commenced to which any Indemnified Party proposes to demand indemnification hereunder, such Indemnified Party will notify the Company with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Company will not relieve the Company from their obligations hereunder. The Company shall promptly pay expenses reasonably incurred by any Indemnified Party in defending, participating in, or settling any action, proceeding or investigation in which such Indemnified Party is a party or is threatened to be made a party or otherwise is participating in by reason of the engagement under the Agreement, upon submission of invoices therefore, whether in advance of the final disposition of such action, proceeding, or investigation or otherwise. Each Indemnified Party hereby undertakes, and the Company hereby accepts its undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. If any such action, proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such Indemnified Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified Party shall determine that due to the existence of actual or potential conflicts of interest between such Indemnified Party, on one hand, and the Company, on the other hand, such counsel is unable to represent both the Indemnified Party and the Company, the Indemnified Party shall be entitled to use separate counsel of its own choice, and the Company shall promptly pay the reasonable fees and expenses of such separate counsel upon submission of invoices therefor. Nothing herein shall prevent an Indemnified Party from using separate counsel of its own choice at its own expense. The Company will be liable for any settlement of any claim against an Indemnified Party made with the Company's written consent, which consent shall not be unreasonably withheld.

D. In order to provide for just and equitable contribution if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification, then the relative fault of the Company, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in the losses, claims, damages, liabilities and costs giving rise to the indemnification claim and other relevant equitable considerations shall be considered; and further provided that in no event will the Indemnified Parties' aggregate contribution for all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received by the Indemnified Parties pursuant to the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E. If multiple claims are brought against any Indemnified Party or Indemnified Parties in any proceeding related to, arising out of or in connection with the Agreement, with respect to at least one of which such claims indemnification is permitted and provided for under the Agreement, the Company agree that any judgment, arbitration award or other ruling shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for under the Agreement, except to the extent such judgment, arbitration award or ruling expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is unavailable.

F. In the event the Company, on the one hand, and MFIM, on the other hand, seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which the President or MFIM would continue to be engaged by the Company as part of a bankruptcy filing, the Company shall promptly pay the fees and expenses reasonably incurred by the Indemnified Parties, including attorneys' fees and expenses, in connection with any such motion, action or claim made either in support of or in opposition to any such retention or authorization, whether in advance of or following any judicial disposition of such motion, action or claim, promptly upon submission of invoices therefor and regardless of whether such retention or authorization is approved by any court. The Company will also promptly pay the Indemnified
Parties for any fees and expenses reasonably incurred by them, including attorneys' fees and expenses, in seeking payment of all amounts owed it under the Agreement (or any new engagement agreement) whether through submission of a fee application or in any other manner, without offset, recoupment or counterclaim, whether as a secured claim, an administrative expense claim, an unsecured claim, a prepetition claim or a postpetition claim.

G. Neither termination of the Agreement nor termination of MFIM's engagement nor the filing of a petition under Chapter 7 or 11 of the United States Bankruptcy Code (nor the conversion of an existing case to one under a different chapter) shall affect these indemnification provisions, which shall hereafter remain operative and in full force and effect.

H. In addition to the indemnification rights herein, MFIM, the President and any Temporary Employees serving as officers of the Company shall be entitled to the benefit of the most favorable indemnification provided by the Company to its officers and directors, whether under the certificate of incorporation or bylaws of the Company, any other agreements, any vote of stockholders, members or disinterested directors of the Company, any insurance policy, any applicable law or otherwise.

ITA Holdings, Inc.                    Mesirow Financial Interim Management, LLC


By: /s/ Robert M. Russell Jr.         By: /s/ Stephen B. Darr
    -------------------------            ----------------------
        Robert M. Russell Jr.             Stephen B. Darr
        Chairman                          Senior Managing Director